EXHIBIT 1

          CONFORMED COPY

                              THE MICHAEL R. COOPER
                             1996 INDENTURE OF TRUST


     I, MICHAEL R. COOPER, intending to be legally bound, do hereby establish the following trusts, and I do hereby name DAVID GITLIN and CLIFFORD D. SCHLESINGER as Trustees.

     NOW, THEREFORE, intending to be legally bound, I hereby transfer, assign and set over unto Trustees the property which is listed on Schedule "A" hereto attached and made part hereof. The assets held hereunder shall be administered and disposed of by Trustees in accordance with the terms hereinafter set forth:

     I.   ADDITIONAL PROPERTY

          Trustees shall also accept any other property which may be transferred to them by me or others by Will or other instrument making appropriate reference to this Indenture, and Trustees may accept any such property subject to such modifying terms as may be specified in such Will or other instrument.

     II.  DISTRIBUTIONS OF INCOME AND PRINCIPAL

     Subject to Article I, Trustees shall divide all of the assets received by them at any time hereunder into two equal shares, one of which shall be attributable to each of my children, CAROLYN and JORDAN. Each such share shall be held in a

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separate trust hereunder, the net income and principal of which shall be disposed of as follows:

          A. Until a child attains the age of twenty-one years, Trustees may distribute to such child all or any portion of the net income and such portions of the principal of his or her trust as Trustees, in their absolute discretion, may deem advisable for such child's health, maintenance, support or education or for any other purpose (including tax planning) as Trustees, in their absolute discretion, may deem advisable. Any of the net income not so distributed in any calendar year shall be accumulated and added to principal.

          B. After a child attains the age of twenty-one years, Trustees shall distribute to such child all of the net income of his or her trust in quarterly or more frequent installments and Trustees may also distribute to such child such portions of the principal of his or her trust as Trustees, in their absolute discretion, may deem advisable for such child's health, maintenance, support or education, to assist such child in the purchase of a home, the purchase of or investment in a business or profession, or for any other purpose (including tax planning) as Trustees, in their absolute discretion, may deem advisable.

          C. Notwithstanding the foregoing provisions of paragraphs A and B hereof, Trustees shall distribute to a child and to each of such child's issue, such portions of the principal added to such child's trust during each calendar year as each of them may request in writing, provided: (a) such request is made prior to February 15 of the next succeeding calendar year; and (b) the aggregate of such distributions to each individual for any such year shall not exceed the lesser of (i) an amount equal to the total principal so added to such child's trust divided by the number of individuals then eligible to make requests or
(ii) five percent (5%) of the value of the principal of such child's trust, taking into account all additions to principal during such calendar year. An individual's right to distributions under this provision shall not be cumulative and shall lapse to the extent not exercised for any calendar year.

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          D. Upon a child's death, the balance of principal then remaining of his or her trust shall be distributed to and among such child's issue, or any of them, in such amounts or proportions, on such terms and conditions and subject to such trusts or limitations, as such child may appoint by his or her Will or by other instrument in writing delivered to Trustees during his or her lifetime, making specific reference to this power of appointment in such Will or other instrument.

          E. Upon a child's death, to the extent that such child fails to exercise effectively the foregoing power of appointment, the balance of principal then remaining of his or her trust shall be distributed to such child's issue then living, per stirpes, or if there is no such issue, it shall be distributed to my issue then living, per stirpes, provided that each share thereof attributable to a child of mine who is then the beneficiary of a separate trust hereunder shall be added to such trust, to be held, administered and disposed of in accordance with the terms hereof.

          F. Notwithstanding the foregoing provisions of this Article II to the contrary, any assets distributable to a grandchild of mine who has not attained the age of thirty-five years shall be retained by Trustees in a separate trust for such grandchild, the net income and principal of which shall be disposed of as follows:

               1. Until a grandchild attains the age of twenty-one years, Trustees may distribute to such grandchild, from time to time, all or any portion of the net income and such portions of the principal of his or her trust as Trustees, in their absolute discretion, may deem advisable for such grandchild's health, maintenance, support and education or for any other purpose (including tax planning) as Trustees, in their absolute discretion, may deem advisable. Any of the net income not so distributed during any calendar year shall be accumulated and added to principal.

               2. After a grandchild attains the age of twenty-one years, Trustees shall distribute to such grandchild all of the net income of his or her trust in convenient periodic installments and, in addition, Trustees may distribute to such grandchild, from time to time, all or any portion of the principal of such grandchild's trust

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as Trustees, in their absolute discretion, may deem advisable in accordance with the standard prescribed in the foregoing subparagraph 1 hereof.

               3. Trustees shall distribute to a grandchild the principal of his or her trust upon his or her attaining the ages specified herein (valued, in each case, as of the date of distribution): upon his or her attaining the age of twenty-five years, one-third of the principal then remaining; upon his or her attaining the age of thirty years, one-half of the principal then remaining; and upon his or her attaining the age of thirty-five years, the balance of principal then remaining. If at the time set for the establishment of a grandchild's trust he or she has theretofore attained any of the ages specified above, Trustees shall distribute to such grandchild the fractional share or shares, or the entire principal, as the case may be, which such grandchild would theretofore have received if he or she had attained that age during the existence of his or her trust, the principal to be valued as of the date of distribution.

               4. Upon the death of a grandchild prior to his or her attaining the age of thirty-five years, the balance of principal then remaining of his or her trust shall be distributed to his or her issue then living, per stirpes, or if there is no such issue, the said balance shall be distributed, per stirpes, to the then living issue of such grandchild's parent who was a child of mine, or if there is no such issue, to my issue then living, per stirpes, provided, however, that any principal distributable to a child or grandchild of mine who is then the beneficiary of a separate trust under this Article II shall be added to (or used to reestablish) such trust and shall be held, administered and disposed of in accordance with the provisions relating thereto.

               5. Each trust established under this paragraph F shall terminate no later than twenty-one years following the death of the last survivor of my wife and my issue living on the date of this Indenture. Each trust which is subsisting hereunder at the expiration of that period of time shall thereupon terminate and the balance of principal then remaining shall be distributed, outright, to my grandchild who is the beneficiary of such trust.

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               G. If any part of the principal of any trust hereunder may be subject to the generation-skipping transfer tax, I authorize Trustees to divide any such trust into two separate trusts so that one such trust will be exempt from such tax and the other such trust will not be exempt from such tax, provided that if such a division is made, each such trust shall share ratably in any appreciation or depreciation in the value of the assets subject to any such division. In making any discretionary distribution of income or principal from the separate trusts after division, Trustees may take into account the tax consequences of any such distribution and may make the distribution either from the trust which is exempt from the generation-skipping transfer tax or the trust which is not exempt from such tax, or from both such trusts, as Trustees, in their absolute discretion, may deem advisable.

     III. SPENDTHRIFT PROVISION

          Until actual distribution, no part of the income or principal shall be subject to anticipation or alienation by any beneficiary, and the same shall be free of the obligations of any beneficiary and may not be attached or taken because of any such obligations.

     IV.  DISABILITY PROVISION

          If any beneficiary entitled to a distribution of income or principal hereunder is a minor or has been adjudicated an incompetent (hereinafter each such condition is referred to as "incapacity"), the title to such property shall vest in the beneficiary, but during such incapacity Trustees may retain and administer such property as follows:

          A. Trustees may distribute or apply so much of the property and any income thereon as Trustees, in their absolute discretion, may deem advisable, without the intervention of a guardian or any other fiduciary. In the alternative, in the case of a minor, Trustees may distribute such assets to the guardians of the person of such minor,

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or they may distribute such assets to a custodian under the Uniform Transfers to
Minors Act.

          B. Upon termination of the incapacity, the balance of the property and any income remaining shall be distributed to such beneficiary, or if he or she dies during the incapacity, the said balance shall be distributed to his or her estate.

     V.   POWERS OF TRUSTEES

          Trustees shall have the following powers in addition to those vested in them by law and granted to them elsewhere in this Indenture, exercisable in their absolute discretion, which powers shall continue after termination of the trusts hereunder until actual distribution of the assets:

          A. To retain all or any part of the assets held hereunder as long as they may deem advisable, and to make investments without being confined to "legal investments" under the laws of any jurisdiction, and without regard to diversification. I authorize different investments for the separate trusts hereunder.

          B. To sell, pledge, mortgage, lease without limit of time or exchange any assets held hereunder, to themselves or to others, on such terms and conditions as they may decide.

          C. To purchase, grant, sell or exchange options for the acquisition or transfer of any assets, including securities, for such periods of time and on such other terms and conditions as they may decide.

          D. With respect to any interest in a business, whether a corporation, partnership, sole proprietorship, or in any other form:

               1. To continue or to engage in any such business and to make investments therein or loans thereto;

               2. To delegate the power to manage and operate such business;

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               3. To change the organization thereof, by incorporation,
partnership agreement or otherwise;

               4. To consent to be taxed in accordance with the provisions of Subchapter S of the Internal Revenue Code; and

               5. To exercise all other powers with respect to such business which I could have exercised if I were living and the owner thereof.

               The foregoing powers shall be exercisable by Trustees irrespective of any interest which they or any of them may have in such business and without liability or accountability for self-dealing.

          E. To repair, alter or improve any real estate held hereunder.

          F. To vote at any election or meeting of any corporation, partnership or other entity in person or by proxy and to appoint agents to do so, and to enter into or extend the time of any voting trust agreement.

          G. To borrow money and to mortgage or pledge assets of the trusts as security therefor.

          H. To hold or register assets in the names of their nominee, the nominee of their custodian, of their agent or of their agent's custodian, or in bearer form, without disclosing any fiduciary relationship.

          I. To retain and pay a custodian, accountants, bookkeepers, agents, attorneys and investment counsel, and to grant discretionary investment authority.

          J. To compromise any claims, including claims for taxes, by or against the trusts.

          K. To distribute the income and principal which is payable to any beneficiary under any provision hereof to the beneficiary directly, or to apply the same for such purposes as may be specified in such provision, or if no such purpose is specified, as they, in their absolute discretion, may deem advisable, provided, however, that no Trustee shall participate in any decision regarding discretionary distributions or

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applications under the terms of this Indenture which would satisfy such
Trustee's legal obligation to support a dependent.

          L. In determining whether to make discretionary distributions or applications of income or principal, to consider or decline to consider the income or assets available to a beneficiary from other sources, provided that if a beneficiary would otherwise be eligible for governmental or other benefits, Trustees shall consider the availability of such benefits, it being my intention that any discretionary distributions be a supplement to, and not a substitute for, any such benefits.

          M. To hold, manage, invest and account for the assets of each separate trust either (1) as separate funds or (2) in one or more consolidated funds in which each such trust may have a partial interest, provided that the records of each such trust shall identify the interest held in each consolidated fund (whether such interest represents an undivided part of the assets of the entire fund, an interest in specific assets of the fund or a combination thereof).

          N. To delegate between themselves or to others any powers granted by law or under the provisions hereof, including (without limitation) the power to sign checks and to have access to safe deposit boxes, the power to give instructions regarding the purchase, sale or management of investments to any stockbroker, custodian or other agent and the power to execute instruments required in the purchase, sale or other transfer of any assets held hereunder; provided, however, that this provision shall not entitle a Trustee to participate in a decision if such Trustee is expressly excluded from participation under any other provision of this Indenture.

          O. To combine any trust hereunder with any other trust created by my wife or me which may have terms substantially similar to the terms of the trusts hereunder without the necessity of court approval, as Trustees, in their absolute discretion, may determine.


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     VI.  SITUS OF TRUSTS

          The State of New Jersey is hereby designated as the situs of the trusts herein provided, and all questions pertaining to the validity and construction of this Indenture or the administration of the trusts hereunder shall be determined in accordance with the laws of New Jersey, regardless of the jurisdiction in which the trusts may at any time actually be administered.

     VII. DEFINITIONS

          A. The use of the feminine shall be deemed to include the masculine or neuter and the use of the singular to include the plural, and vice versa.

          B. The term "issue" or any other term denoting relationship shall include: (1) any child who was adopted by me, and (2) any other adopted persons, irrespective of when they were adopted, but only if, in the case of this clause
(2), either (i) such other adopted person was adopted prior to attaining the age of twenty-one years or (ii) if adopted after that age, there was a parent-child relationship existing between such person prior to his or her attaining the said age and the individual adopting him or her.

          C. The term "fiduciaries" shall be deemed to refer, where appropriate, to Trustees, Custodians or Guardians.

     VIII. DISCLAIMER PROVISION

           Notwithstanding any other provision hereof, each Trustee serving hereunder and each beneficiary shall have the right, by instrument in writing, to disclaim, release or renounce, at any time and from time to time, in whole or in part, any powers or beneficial interests granted to him or to her by law or under the provisions hereof, provided that, in the case of a Trustee, no such disclaimer, release or renunciation of a power shall be binding upon a Trustee's successors, unless the said successors shall similarly disclaim, release or renounce such power.


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     IX.  TRUSTEES

          A. I appoint DAVID GITLIN and CLIFFORD D. SCHLESINGER as Trustees hereunder.

          B. Upon the death, resignation or inability of DAVID GITLIN or CLIFFORD D. SCHLESINGER to serve as a Trustee hereunder, he shall be succeeded by such individual or series of individuals as the remaining Trustee shall designate in writing, from time to time. I direct that there shall be at all times at least two Trustees serving hereunder.

          C. Any vacancy which is not filled in accordance with the foregoing provisions shall be filled by such individual designated in writing by the sui juris beneficiary of such trust.

          D. In designating a successor Trustee, if there is more than one trust with respect to which a vacancy has occurred, I specifically permit the designation of different individuals for each such vacancy.

          E. Trustees at any time serving hereunder shall have the power to appoint one or more individuals and a trust company (or any combination thereof) as additional Trustees; and they may fix the compensation for any such additional Trustee and designate the time when each such additional Trustee shall commence to serve. The individual Trustees (other than any issue of mine who may be serving as a Trustee hereunder) shall have the power to remove any such additional corporate co-Trustee and to select, or to refrain from selecting, a successor thereto. This power of appointment and removal shall not be exhausted by one exercise thereof, but may be exercised from time to time.

          F. Notwithstanding the foregoing provisions, my wife and I shall be ineligible to serve as a Trustee hereunder.


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     X.   GUARDIANS

          A. I hereby appoint Trustees serving hereunder at any time as the Guardians of the estates of minor beneficiaries.

          B. During the minority of a beneficiary, the Guardians shall have, in addition to the powers vested in them by law, the powers granted to Trustees hereunder and the power to make requests for principal in accordance with the provisions of paragraph C of Article II hereof.

     XI.  NO DISCHARGE OF SUPPORT OBLIGATION

          No distribution of income or principal made under the provisions of the trusts created hereunder shall in any way relieve me or my wife of our obligation to support and maintain our children, and any such distributions shall be in addition to, rather than in substitution for, such obligation.

     XII. OTHER FIDUCIARY PROVISIONS

          A. Each additional or successor fiduciary shall have the same powers, rights, duties, discretions and immunities as are herein conferred upon the original fiduciaries, provided that if at any time any issue of mine is serving as a Trustee hereunder, he or she shall not participate in any decisions relating to discretionary distributions or applications under any of the provisions of this Indenture.

          B. The fiduciaries serving hereunder shall not be required to file bond or enter security in any jurisdiction, any rule or law to the contrary notwithstanding.

          C. The fiduciaries serving hereunder are hereby relieved from any and all liability for loss which results from their decisions, acts or failures to act, arrived at in good faith.


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     XIII. IRREVOCABILITY

          This Indenture shall be irrevocable, and I reserve no right or power to alter, amend or revoke any of the provisions hereof in any respect whatsoever.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal this 18th day of December, 1996.

SIGNED, SEALED and DELIVERED
in the presence of:


/s/Jacqueline Randolph                   /s/ Michael R. Cooper            (SEAL)
                                         Michael R. Cooper, Settlor



     The undersigned do hereby accept the trusts hereby created and agree to carry out the provisions on their part to be performed.


/s/ Shirley Tyler                        /s/ David Gitlin                 (SEAL)
                                         David Gitlin

/s/ Suzanne Stock                        /s/ Clifford D. Schlesinger      (SEAL)
                                         Clifford D. Schlesinger
                                                           Trustees


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STATE OF NEW JERSEY        :
                           :        SS.
COUNTY OF SOMERSET         :




     On the 18th day of December , 1996, before me, the subscriber, a Notary Public in and for the State and County aforesaid, personally appeared the above-named MICHAEL R. COOPER and in due form of law acknowledged the foregoing Indenture of Trust to be his act and deed and desired that the same might be recorded as such.

     WITNESS my hand and seal the day and year aforesaid.




                                            /s/ Linda M. Brady
                                              Notary Public

                                            My Commission Expires:
                                              Linda M. Brady
                                            Notary Public Of New Jersey
                                            My Commission Expires Apr. 22, 1997

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                                  SCHEDULE "A"


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